Exhibit 32.2
Certifications Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Stephen C. Haynes, Chief Financial Officer of Cygnus Oil and Gas Corporation (the “Company”), hereby certify, to my knowledge, that:
(1)	the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen C. Haynes

Stephen C. Haynes
Chief Financial Officer
Date: August 14, 2006
The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.
A signed original of this written statement required by Section 906 has been provided to Cygnus Oil and Gas Corporation and will be retained by Cygnus Oil and Gas Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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